UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 25, 2026

Prairie Operating Co.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-41895	98-0357690
(Commission File Number)	(IRS Employer Identification No.)

55 Waugh Drive
Suite 400
Houston, TX	77007

(Address of Principal Executive Offices)	(Zip Code)

(713) 766-1200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PROP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously disclosed on the Current Report on Form 8-K of Prairie Operating Co. (the “Company”) filed on March 26, 2025, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with each of the investors listed on the Schedule of Buyers attached thereto (collectively, the “Buyers”), pursuant to which, among other things, the Company (i) sold to the Buyers 148,250 shares (the “Preferred Shares”) of the Company’s Series F Preferred Stock, $0.01 par value per share (“Series F Preferred Stock”), with a stated value of $1,000 per share, subject to adjustment (the “Stated Value”), and (ii) agreed to issue to the Buyers upon the one-year anniversary of the issue date of the Preferred Shares, subject to the satisfaction of certain conditions, warrants to purchase a number of shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), equal to the quotient of (1) 125% of the Stated Value of all Series F Preferred Stock held by such holder on the original issuance date, divided by (2) the average of the 10 daily volume-weighted average per share trading prices of the Common Stock during the 10 trading days prior to the original issuance date.

On March 25, 2026, the Company and the Buyers entered into an Amendment to Securities Purchase Agreement and Form of Anniversary Warrant (the “Amendment”). Among other things, the Amendment (i) amends Section 4(w) of the Purchase Agreement to change the “Anniversary Warrant Issuance Date” from the first anniversary of the Closing Date (as defined in the Purchase Agreement) to April 7, 2026; (ii) amends certain footnotes in the Form of Anniversary Warrant attached as Exhibit B to the Purchase Agreement to replace certain references to the first anniversary of the Closing Date with references to April 7, 2026; and (iii) provides that the Company shall pay to the Buyers an aggregate amount equal to $3 million on April 6, 2026, unless the obligation to pay such fee has been waived by the Buyers in their sole discretion.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1
Amendment to Securities Purchase Agreement and Form of Anniversary Warrant, dated March 25, 2026, by and among Prairie Operating Co. and each of the investors listed on the Schedule of Buyers attached to the Purchase Agreement.

104	Cover Page Interactive Data File-formatted as Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 25, 2026	Prairie Operating Co.

	By:	/s/ Daniel T. Sweeney
	Name:	Daniel T. Sweeney
	Title:	Executive Vice President, General Counsel and Corporate Secretary